EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	KOREA
2.	Korea South-East Power Co., Ltd.	KOREA
3.	Korea Midland Power Co., Ltd.	KOREA
4.	Korea Western Power Co., Ltd.	KOREA
5.	Korea Southern Power Co., Ltd.	KOREA
6.	Korea East-West Power Co., Ltd.	KOREA
7.	KEPCO Engineering & Construction Company, Inc.	KOREA
8.	KEPCO Plant Service & Engineering Co., Ltd.	KOREA
9.	KEPCO Nuclear Fuel Co., Ltd.	KOREA
10.	KEPCO KDN Co., Ltd.	KOREA
11.	KEPCO International HongKong Ltd.	HONG KONG
12.	KEPCO International Philippines Inc.	PHILIPPINES
13.	KEPCO Gansu International Ltd.	HONG KONG
14.	KEPCO Philippines Holdings Inc.	PHILIPPINES
15.	KEPCO Philippines Corporation	PHILIPPINES
16.	KEPCO Ilijan Corporation	PHILIPPINES
17.	KEPCO Lebanon SARL	LEBANON
18.	KEPCO Neimenggu International Ltd.	HONG KONG
19.	KEPCO Shanxi International Ltd.	HONG KONG
20.	KOMIPO Global Pte Ltd.	SINGAPORE
21.	KEPCO Netherlands B.V.	NETHERLANDS
22.	KEPCO Australia Pty., Ltd.	AUSTRALIA
23.	KOSEP Australia Pty., Ltd.	AUSTRALIA
24.	KOMIPO Australia Pty., Ltd.	AUSTRALIA
25.	KOWEPO Australia Pty., Ltd.	AUSTRALIA
26.	KOSPO Australia Pty., Ltd.	AUSTRALIA
27.	KEPCO Middle East Holding Company	BAHRAIN
28.	Qatrana Electric Power Company	JORDAN
29.	KHNP Canada Energy Ltd.	CANADA
30.	KEPCO Bylong Australia Pty., Ltd.	AUSTRALIA
31.	Korea Waterbury Uranium Limited Partnership	CANADA
32.	KEPCO Holdings de Mexico	MEXICO
33.	KST Electric Power Company, S.A.P.I. de C.V.	MEXICO
34.	KEPCO Energy Service Company	MEXICO
35.	KEPCO Netherlands S3 B.V.	NETHERLANDS
36.	PT. KOMIPO Pembangkitan Jawa Bali	INDONESIA
37.	PT. Cirebon Power Service	INDONESIA
38.	KOWEPO International Corporation	PHILIPPINES
39.	KOSPO Jordan LLC	JORDAN
40.	EWP America Inc.	USA
41.	EWP Renewable Corporation	USA
42.	KNF Canada Energy Limited	CANADA
43.	EWP Barbados 1 SRL	BARBADOS
44.	California Power Holdings, LLC	USA
45.	Gyeonggi Green Energy Co., Ltd.	KOREA
46.	PT. Tanggamus Electric Power	INDONESIA
47.	Gyeongju Wind Power Co., Ltd.	KOREA
48.	KOMIPO America Inc.	USA
49.	EWPRC Biomass Holdings, LLC	USA

	Consolidated subsidiaries	Jurisdiction of Incorporation
50.	PT. EWP Indonesia	INDONESIA
51.	KEPCO Netherlands J3 B.V.	NETHERLANDS
52.	Korea Offshore Wind Power Co., Ltd.	KOREA
53.	Global One Pioneer B.V.	NETHERLANDS
54.	Global Energy Pioneer B.V.	NETHERLANDS
55.	Mira Power Limited	PAKISTAN
56.	KOSEP Material Co., Ltd.	KOREA
57.	Commerce and Industry Energy Co., Ltd.	KOREA
58.	KEPCO KPS Philippines Corp.	PHILIPPINES
59.	KOSPO Chile SpA	CHILE
60.	PT. KOWEPO Sumsel Operation And Maintenance Services	INDONESIA
61.	Hee mang sunlight Power Co., Ltd.	KOREA
62.	Fujeij Wind Power Company	JORDAN
63.	KOSPO Youngnam Power Co., Ltd.	KOREA
64.	Chitose Solar Power Plant LLC	JAPAN
65.	KEPCO Energy Solution Co., Ltd.	KOREA
66.	KEPCO Solar Co., Ltd.	KOREA
67.	KOSPO Power Services Ltda.	CHILE
68.	Energy New Industry Specialized Investment Private Investment Trust	KOREA
69.	KOEN Bylong Pty., Ltd.	AUSTRALIA
70.	KOMIPO Bylong Pty., Ltd.	AUSTRALIA
71.	KOWEPO Bylong Pty., Ltd.	AUSTRALIA
72.	KOSPO Bylong Pty., Ltd.	AUSTRALIA
73.	EWP Bylong Pty., Ltd.	AUSTRALIA
74.	KOWEPO Lao International	LAOS
75.	KEPCO US Inc.	USA
76.	KEPCO Alamosa LLC	USA
77.	KEPCO Solar of Alamosa LLC	USA
78.	KEPCO Mangilao Holdings LLC	USA
79.	Mangilao Investment LLC	USA
80.	KEPCO Mangilao Solar, LLC	USA
81.	Jeju Hanlim Offshore Wind Co., Ltd.	KOREA
82.	PT. Siborpa Eco Power	INDONESIA
83.	BSK E-New Industry Fund VII	KOREA
84.	e-New Industry LB Fund 1	KOREA
85.	Songhyun e-New Industry Fund	KOREA
86.	BSK E-New Industry Fund X	KOREA
87.	PT. Korea Energy Indonesia	INDONESIA
88.	KOLAT SpA	CHILE
89.	KEPCO California, LLC	USA
90.	KEPCO Mojave Holdings, LLC	USA
91.	Incheon Fuel Cell Co., Ltd.	KOREA
92.	KOEN Service Co., Ltd.	KOREA
93.	KOMIPO Service Co., Ltd.	KOREA
94.	KOWEPO Service Co., Ltd.	KOREA
95.	KOSPO Service Co., Ltd.	KOREA
96.	EWP Service Co., Ltd.	KOREA
97.	PT. KOMIPO Energy Indonesia	INDONESIA
98.	KNF Partners Co., Ltd.	KOREA
99.	KOSPO USA Inc.	USA
100.	Nambu USA LLC	USA
101.	Tamra Offshore Wind Power Co., Ltd.	KOREA
102.	KEPCO MCS Co., Ltd.	KOREA

	Consolidated subsidiaries	Jurisdiction of Incorporation
103.	KEPCO FMS Co., Ltd.	KOREA
104.	Firstkeepers Co., Ltd.	KOREA
105.	Secutec Co., Ltd.	KOREA
106.	SE Green Energy Co., Ltd.	KOREA
107.	KEPCO Mangilao America LLC	USA
108.	Mangilao Intermediate Holdings LLC	USA
109.	KEPCO CSC Co., Ltd.	KOREA
110.	KOAK Power Limited	PAKISTAN
111.	KOMIPO Europe B.V.	NETHERLANDS
112.	Haenanum Energy Fund	KOREA
113.	Paju Ecoenergy Co., Ltd.	KOREA
114.	Guam Ukudu Power LLC	USA
115.	TS Energy No. 25 Co., Ltd.	KOREA
116.	KPS Partners Co., Ltd.	KOREA
117.	KEPCO E&C Service Co., Ltd.	KOREA
118.	Moha solar Co., Ltd.	KOREA
119.	Ogiri Solar Power Co., Ltd.	KOREA
120.	KHNP USA LLC	USA
121.	KOMIPO Vanphong Power Service LLC	VIETNAM
122.	Energy Innovation Fund I	KOREA
123.	KHNP Chile SpA	CHILE
124.	Yeong Yang Apollon Photovoltaic Co., Ltd.	KOREA
125.	Yeong Yang Corporation Co., Ltd.	KOREA
126.	SolarVader Co., Ltd.	KOREA
127.	Yeong Yang Innovation Co., Ltd.	KOREA
128.	Yeong Yang Horus Photovoltaic Co., Ltd.	KOREA
129.	Yeong Yang Solar Management Co., Ltd.	KOREA
130.	LSG Hydro Power Limited	PAKISTAN
131.	KOEN Bio Co., Ltd.	KOREA
132.	KOMIPO Energy Solution America, LLC	USA
133.	Elara Investment Holdings, LLC	USA
134.	Elara Equity Holdings, LLC	USA
135.	Elara Class B Holdings, LLC	USA
136.	Elara Class B Member, LLC	USA
137.	Elara Development Holdings, LLC	USA
138.	Elara Development, LLC	USA
139.	Elara Energy Holdings, LLC	USA
140.	Elara Energy Project, LLC	USA
141.	KOMIPO Iberian Solar Group, S.L.U.	SPAIN
142.	Jeongam Wind Power Co., Ltd.	KOREA
143.	KOWEPO Europe B.V.	NETHERLANDS
144.	CVS Equity Holdings, LLC	USA
145.	CVS Class B Holdings, LLC	USA
146.	CVS Development Holdings, LLC	USA
147.	CVS Development, LLC	USA
148.	CVS Class B Member, LLC	USA
149.	CVS Energy Holdings, LLC	USA
150.	Concho Valley Energy, LLC	USA
151.	Concho Valley Solar, LLC	USA
152.	Yeongdeok Sunrise Wind Power Co., Ltd.	KOREA
153.	KHNP Spain, S.L.	SPAIN

All of the foregoing entities do business under their respective names set forth above.